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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 4, 1998, included in SkyLynx Communication, Inc.'s Form 10-KSB for the year ended December 30, 1998, and to all references to our firm included in this registration statement.

Cordovano and Harvey, P.C.
Denver, Colorado
December 2, 1999